Exhibit 99.1

FOR IMMEDIATE RELEASE
                             Investor Contacts:        Press Contacts:
                             Patrick Barry             Cathy Halgas Nevins
                             CFO, Bluefly, Inc.        Dir. P.R., Bluefly, Inc.
                             212- 944-8000 ext. 239    212-944-8000 ext. 388
                             pat@bluefly.com           cathy.nevins@bluefly.com

                 BLUEFLY.COM REPORTS SECOND QUARTER 2003 RESULTS

                       Net Sales Increase By More Than 9%

NEW YORK, Aug. 8, 2003 -- Bluefly, Inc. (NASDAQ SmallCap: BFLY), a leading Internet retailer of designer brands at discount prices (www.bluefly.com), announced today that its net sales increased by more than 9% to $7,468,000 in the second quarter of 2003 from $6,799,000 in the same period a year ago.

Other financial results for the second quarter of 2003 announced by Bluefly were as follows (all comparisons are to the second quarter of 2002):

          .    Gross margin decreased to 31.0% from 35.4%;
          .    Net loss increased to $2,123,000, or $0.27 per share (based on
               11,024,568 weighted average shares outstanding), from $1,519,000 or $1.27 per share (based on 9,700,823 weighted average shares outstanding). The net loss per share for the second quarter of
               2002 includes a non-cash charge of $10,226,000 resulting from the deemed dividend related to the beneficial conversion of Series B
               Convertible Preferred Stock;
          .    New customers acquired increased to 22,581 from 21,057;
          .    New customer acquisition cost decreased to $15.16 from $16.92;
          .    Revenue from repeat customers as a percentage of total revenue decreased to 68% of gross sales from 70%; and
          .    Average order size increased to $176.70 from $161.65.

"I am pleased that we achieved 9% growth in what was an extremely difficult retail period," said Ken Seiff, Chief Executive Officer of Bluefly, Inc. "Going forward, we hope to be able to accelerate this growth rate and at the same time improve on many of the other performance metrics by which we measure ourselves," Seiff added.

ABOUT BLUEFLY, INC.

Bluefly, Inc. (NASDAQ SmallCap: BFLY) operates the world's first full service outlet store for designer fashion, offering products from more than 350 designers at discounts of up to 75% off. With 24/7 access, a 90-day money back guarantee, and technology that displays real-time inventory, Bluefly makes off-price shopping easy and convenient. Bluefly is headquartered at 42 West 39th Street in New York City, in the heart of the Fashion District. For more information, please call 212-944-8000 or visit www.bluefly.com.

This press release may include statements that constitute "forward-looking" statements, usually containing the words "believe", "project", "expect", or similar expressions. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. The risks and uncertainties are detailed from time to time in reports filed by the company with the Securities and Exchange Commission, including Forms 8-A, 8-K, 10-Q, and 10-K.

                                     -more-

                                                                    Exhibit 99.1

These risks and uncertainties include, but are not limited to, the following: the Company's limited working capital, need for additional capital and potential inability to raise such capital; recent losses and anticipated future losses; the risk that favorable trends in sales, average order size, and customer acquisition costs will not continue; risks that the Company will be unable to reduce the levels of losses; potential adverse effects on gross margin and gross profit resulting from mark downs and allowances for returns and credit card chargebacks; potential dilution arising from future equity financings, including potential dilution as a result of the anti-dilution provisions contained in the Company's Series B Convertible Preferred Stock, the Series C Convertible Preferred Stock, the Series D Convertible Preferred Stock and the Series E Convertible Preferred Stock; the competitive nature of the business and the potential for competitors with greater resources to enter such business; adverse trends in the retail apparel market; risks and uncertainties associated with the Company's recent launch of a new version of its web site, including new internal procedures that need to be developed to operate the new web site, site instability and download performance issues; risks of litigation for sale of unauthentic or damaged goods and litigation risks related to sales in foreign countries; the dependence on third parties and certain relationships for certain services, including the Company's dependence on U.P.S. (and the risks of a mail slowdown due to terrorist activity) and the Company's dependence on its third-party web hosting and fulfillment centers; risks related to consumer acceptance of the Internet as a medium for purchasing apparel; the successful hiring and retaining of personnel; the dependence on continued growth of online commerce; rapid technological change; online commerce security risks; the startup nature of the Internet business; governmental regulation and legal uncertainties; management of potential growth; and unexpected changes in fashion trends.

           CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS - UNAUDITED

                                                                        THREE MONTHS ENDED

                                                                  JUNE 30, 2003    JUNE 30, 2002
                                                                  -------------    -------------
        Net sales                                                 $   7,468,000    $   6,799,000
        Cost of sales                                                 5,153,000        4,392,000
                                                                  -------------    -------------
             Gross profit                                             2,315,000        2,407,000
             Gross profit percentage                                       31.0%            35.4%

        Selling, marketing and fulfillment expenses                   3,012,000        2,659,000
        General and administrative expenses                           1,376,000        1,207,000
                                                                  -------------    -------------

           Operating loss                                            (2,073,000)      (1,459,000)

        Interest (expense) income, net                                  (50,000)         (60,000)
                                                                  -------------    -------------

        Net loss                                                  $  (2,123,000)   $  (1,519,000)
                                                                  =============    =============
        Deemed dividend related to beneficial conversion feature
         on Series B Convertible Preferred Stock                             --      (10,226,000)

        Preferred stock dividends                                      (845,000)        (615,000)
                                                                  -------------    -------------
        Net loss applicable to common shareholders                $  (2,968,000)   $ (12,360,000)
                                                                  =============    =============

        Basic and diluted net loss per share                      $       (0.27)   $       (1.27)
                                                                  =============    =============

        Weighted average common shares outstanding (basic and
         diluted)                                                    11,024,568        9,700,823
                                                                  =============    =============

                                     -more-

                                                                    Exhibit 99.1

SELECTED BALANCE SHEET DATA & KEY METRICS-UNAUDITED

                                                                     JUNE 30,       DECEMBER 31,
                                                                      2003             2002
                                                                  -------------    -------------
Cash and cash equivalents                                         $   1,170,000    $   1,749,000
Inventories, net                                                     11,355,000       10,868,000
Other Current Assets                                                  1,411,000        1,473,000
Property & Equipment, net                                             2,137,000        2,604,000
Current Liabilities                                                   6,591,000        7,386,000
Notes payable to Shareholders                                           182,000        2,182,000
Shareholders' Equity                                                  9,216,000        7,084,000

                                                                  THREE MONTHS     THREE MONTHS
                                                                      ENDED            ENDED
                                                                  JUNE 30, 2003    JUNE 30, 2002
                                                                  -------------    -------------
Average Order Size (including shipping & handling revenue)        $      176.70    $      161.65
Average Order Per New Customer (including shipping &
 handling revenue)                                                $      165.15    $      149.01
Average Order per Repeat Customer (including shipping &
 handling revenue)                                                $      182.78    $      167.80
Customers Added During Period                                            22,581           21,057
Revenue from Repeat Customers as % of Total Revenue*                         68%              70%
Customer Acquisition Cost **                                      $       15.16    $       16.92

* Repeat customer is defined as a person who has bought more than once from Bluefly during their lifetime.
** Customer Acquisition Cost is calculated by dividing total advertising expenditures (excluding staff and related costs) by total new customers added. Customer numbers are based on unique email addresses.

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